                                                                    Exhibit 99.1
Company contact:
Steve Bailey
FLIR Systems, Inc.
(503) 684-3731
www.flir.com
------------


             FLIR SYSTEMS ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

     PORTLAND, Ore. - November 15, 2000 -- FLIR Systems, Inc. (NASDAQ:FLIR) today announced financial results for the third quarter ended September 30, 2000 and restated results for the third quarter ended September 30, 1999. The financial statements attached hereto and the financial statements and notes set forth in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000 reflect the restatement. Financial results for the 1999 fiscal year were not affected by such restatement.

     For the third quarter ended September 30, 2000, the Company reported a net loss of $18.6 million, or $1.28 per share, compared to a net loss of $39,000, or $0.00 per share, in the third quarter of 1999. The loss in the third quarter of 2000 included charges totaling $12.7 million and year to date tax adjustments of $2.4 million, or $1.04 per share. Excluding these items, the Company had an operating loss of $3.5 million for the quarter, including interest costs of $2.8 million, on revenues of $38.5 million. The $12.7 million charges were to adjust inventory carrying values and record other expenses associated with streamlining the Company's manufacturing and corporate operations. These charges are part of the Company's recently completed realignment of its operations to focus on higher margin products, eliminate aged or lower margin products, improve manufacturing efficiencies and cash flow and reduce production and distribution costs.

     The cost reduction initiatives implemented to date are expected to yield annualized cost savings of approximately $14 million beginning in the quarter just reported. The Company generated $2.7 million in cash from operating activities in the third quarter of 2000, which compares to negative cash flow from operating activities of $1.0 million in the second quarter of 2000 and the third quarter of 1999.

     Revenue for the third quarter ended September 30, 2000 totaled $38.5 million, compared to revenue of $47.0 million for the third quarter of 1999.
The decline in revenue was the result of a combination of factors including delays in orders in anticipation of the introduction of new handheld commercial thermography products, delays in international shipments of the Company's handheld commercial thermography products due to delays in obtaining U.S. export licenses, the impact of currency translations on sales in Europe and the timing of deliveries of certain government programs.

                                     (more)

FLIR SYSTEMS ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
November 15, 2000
Page Two


     "We are obviously not at all pleased with our financial results for the third quarter, which reflect additional actions the Company has taken to realign its operations, eliminate lower margin products, improve manufacturing efficiencies and to reduce production and distribution costs," said Earl Lewis, the Company's newly appointed President and Chief Executive Officer.

     "The steps the Company has taken over the past nine months have been neither pleasant nor easy. But they have been a necessary start to turning this Company around in order to first achieve profitability and then consistent growth. We have made demonstrable progress in reducing our costs, generating positive cash flow, building new business relationships and in organizing our Company around our two businesses, Government and Thermography. With order backlog exceeding $56 million and excellent prospects for many of our new products, we expect improved financial results in Q4 and beyond," Lewis concluded.

Forward-Looking Statements

This release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, actual purchases under agreements, the amount and availability of government procurement funds, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the company's Securities and Exchange Commission filings and reports.
In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


About FLIR Systems

     FLIR Systems, Inc. is a world leader in the design, manufacture and marketing of thermal imaging and broadcast camera systems for a wide variety of commercial and government applications including condition monitoring, research and development, manufacturing process control, airborne observation and broadcast, search and rescue, drug interdiction, surveillance and reconnaissance, navigation safety, border and maritime patrol, environmental monitoring and ground-based security. Visit the company's web site at www.FLIR.com.

                               (Tables attached)

                              FLIR SYSTEMS, INC.

                     CONSOLIDATED STATEMENT OF OPERATIONS
                   (In thousands, except per share amounts)
                                  (Unaudited)


                                                      Three Months Ended                 Nine Months Ended
                                                         September 30,                     September 30,
                                                    2000             1999             2000            1999
                                                  --------         --------         --------        --------
                                                                  (Restated)                       (Restated)
Revenue:
  Commercial...................................   $ 21,113         $ 27,093         $ 72,335        $ 78,832
  Government...................................     17,426           19,914           54,923          53,312
                                                  --------         --------         --------        --------
                                                    38,539           47,007          127,258         132,144

Cost of goods sold.............................     27,427           21,576           72,519          81,974
Research and development.......................      6,816            6,354           23,251          20,167
Selling and other operating costs..............     17,792           16,466           53,543          46,384
Combination costs..............................         --              524            1,217           5,152
                                                  --------         --------         --------        --------
                                                    52,035           44,920          150,530         153,677

     Earnings (loss) from operations...........    (13,496)           2,087          (23,272)        (21,533)

Interest expense...............................      2,772            1,576            7,619           3,579
Other income - net.............................       (242)              --             (258)            (18)
                                                  --------         --------         --------        --------
     Earnings (loss) before income taxes.......    (16,026)             511          (30,633)        (25,094)

Income tax provision...........................      2,569              550              733             917
                                                  --------         --------         --------        --------
Net loss.......................................   $(18,595)        $    (39)        $(31,366)       $(26,011)
                                                  ========         ========         ========        ========
Net loss per share:
  Basic........................................   $  (1.28)        $  (0.00)        $  (2.17)       $  (1.83)
                                                  ========         ========         ========        ========
  Diluted......................................   $  (1.28)        $  (0.00)        $  (2.17)       $  (1.83)
                                                  ========         ========         ========        ========
Weighted average shares outstanding:
  Basic........................................     14,484           14,311           14,452          14,213
                                                  ========         ========         ========        ========
  Diluted......................................     14,484           14,311           14,452          14,213
                                                  ========         ========         ========        ========

                              FLIR SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEET
                     (In thousands, except share amounts)

                                                 September 30,    December 31,
                                                     2000             1999
                                                 -------------    ------------
                    ASSETS                        (Unaudited)

Current assets:
  Cash and cash equivalents.................       $  5,648         $  4,255
  Accounts receivable, net..................         36,627           57,777
  Inventories...............................         59,256           64,374
  Prepaid expenses..........................          3,076            6,040
  Deferred income taxes.....................          9,887            7,216
                                                   --------         --------
     Total current assets...................        114,494          139,662

Property and equipment, net.................         17,099           20,796
Deferred income taxes, net..................         16,710           16,499
Intangible assets, net......................         16,976           17,932
Other assets................................            654            1,829
                                                   --------         --------
                                                   $165,933         $196,718
                                                   ========         ========

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Notes payable.............................       $ 96,945         $ 81,247
  Accounts payable..........................         11,647           22,128
  Accrued payroll and other liabilities.....         21,991           21,474
  Accrued income taxes......................          1,356            3,207
  Current portion of long-term debt.........            978            1,084
                                                   --------         --------
     Total current liabilities..............        132,917          129,140

Long-term debt..............................            780            1,497
Pension liability...........................          3,471            3,879
Shareholders' equity........................         28,765           62,202
                                                   --------         --------
                                                   $165,933         $196,718
                                                   ========         ========